United States Natural Gas Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended May 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$162,719,895
Realized Trading Gain (Loss) on Swaps	22,976,793
Unrealized Gain (Loss) on Market Value of Futures	(142,399,485)
Unrealized Gain (Loss) on Market Value of Swaps	(18,186,693)
Dividend Income	9,149
Interest Income	9,890
ETF Transaction Fees	19,000
Total Income (Loss)	$25,148,549

Expenses
General Partner Management Fees	$485,560
Brokerage Commissions	275,557
Tax Reporting Fees	107,515
Audit Fees	13,589
NYMEX License Fee	12,168
Non-interested Directors' Fees and Expenses	8,943
Prepaid Insurance Expense	5,009
Legal Fees	3,657
Total Expenses	$911,998
Net Income (Loss)	$24,236,551

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/12	$851,888,344
Additions (12,700,000 Units)	217,296,065
Redemptions (9,100,000 Units)	(155,580,915)
Net Income (Loss)	24,236,551

Net Asset Value End of Month	$937,840,045
Net Asset Value Per Unit (55,666,476 Units)	$16.85

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway

Suite 145

Alameda, CA 94502